UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 10, 2022

MACY'S, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-13536	13-3324058
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

151 West 34th Street, New York, New York 10001

(Address of Principal Executive Offices)

(212) 494-1621

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	M	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 10, 2022, Macy’s Retail Holdings, LLC (the “Issuer”), a wholly-owned subsidiary of Macy’s, Inc. (“Macy’s”), issued $850 million in aggregate principal amount of senior notes in two separate tranches, one representing $425 million in aggregate principal amount of 5.875% Senior Notes due 2030 (the “2030 Notes”) and the other representing $425 million in aggregate principal amount of 6.125% Senior Notes due 2032 (the “2032 Notes” and, together with the 2030 Notes, the “Notes”) in a private offering at an offering price of 100% of the principal amount thereof. The Notes were offered to persons reasonably believed to be qualified institutional buyers in an offering exempt from registration in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States in reliance on Regulation S under the Securities Act. The Issuer intends to use the proceeds from the issuance of the Notes, together with cash on hand, to redeem certain of its outstanding senior notes and pay fees and expenses in connection therewith and in connection with the offering.

The 2030 Notes and the 2032 Notes were each issued pursuant to a separate indenture (together, the “Indentures” and each, an “Indenture”), each by and among the Issuer, Macy’s, as guarantor, and U.S. Bank Trust Company, National Association, as trustee. Each of the 2030 Notes and the 2032 Notes are senior unsecured obligations of the Issuer and are unconditionally guaranteed on an unsecured basis by Macy’s.

The 2030 Notes bear interest at a rate of 5.875% per annum and the 2032 Notes bear interest at a rate of 6.125% per annum. Interest on each of the 2030 Notes and the 2032 Notes accrues from March 10, 2022 and is payable in arrears on March 15 and September 15 of each year, commencing on September 15, 2022. The 2030 Notes mature on March 15, 2030 and the 2032 Notes mature on March 15, 2032, unless earlier redeemed or repurchased, and are subject to the terms and conditions set forth in the applicable Indenture.

The Issuer may redeem some or all of the applicable Notes at the redemption prices and on the terms specified in the applicable Indenture. If the Issuer experiences specific kinds of changes in control, then the Issuer must offer to repurchase the applicable Notes on the terms set forth in the applicable Indenture.

Each Indenture limits, among other things, the Issuer’s ability and the ability of its restricted subsidiaries to (i) grant or incur liens, (ii) enter into sale and lease-back transactions and (iii) engage in a merger or consolidation.

The foregoing descriptions of the Indentures do not purport to be complete and are qualified in their entirety by reference to the Indentures, which are attached hereto as Exhibits 4.1 and 4.2 and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation.

The information set forth in Item 1.01 is incorporated herein by reference into this Item 2.03.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits

4.1

Indenture, dated as of March 10, 2022, by and among Macy’s Retail Holdings, LLC, as issuer, Macy’s, Inc., as guarantor, and U.S. Bank Trust Company, National Association, as trustee, relating to Macy’s Retail Holdings, LLC’s 5.875% Senior Notes due 2030.

4.1(a)	Form of 5.875% Senior Notes due 2030 (included as Exhibit A to Exhibit 4.1).
4.2

Indenture, dated as of March 10, 2022, by and among Macy’s Retail Holdings, LLC, as issuer, Macy’s, Inc., as guarantor, and U.S. Bank Trust Company, National Association, as trustee, relating to Macy’s Retail Holdings, LLC’s 6.125% Senior Notes due 2032.

4.2(a)	Form of 6.125% Senior Notes due 2032 (included as Exhibit A to Exhibit 4.2).
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

MACY'S, INC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACY'S, INC.

Dated: March 10, 2022	By:	/s/ Elisa D. Garcia
	Name:	Elisa D. Garcia
	Title:	Executive Vice President, Chief Legal Officer and Secretary